Exhibit 99.2
Important Additional Information
This communication is neither an offer to purchase nor solicitation of an offer to sell securities. The exchange offer (the “Offer”) has not yet commenced. SXC Health Solutions Corp. (“SXC”) and Comet Merger Corporation intend to file a tender offer statement on Schedule TO and a Registration Statement on Form S-4 (or F-4 as applicable) with the Securities and Exchange Commission (the “SEC”) and National Medical Health Card Systems, Inc. (“NMHC”) intends to file a solicitation/recommendation statement on Schedule 14D-9, with respect to the Offer. BEFORE MAKING ANY DECISION WITH RESPECT TO THE OFFER, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain copies of these materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to SXC Health Solutions Corp., 2441 Warrenville Road, Lisle, Illinois 60532-3246, Attention: SXC Investor Relations or National Medical Health Card Systems, Inc., 26 Harbor Park Drive, Port Washington, New York 11050, Attention: Investor Relations Department. Investors and security holders may also read and copy any reports, statements and other information filed by SXC, Comet Merger Corporation or National Medical Health Card Systems, Inc. with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Forward-looking Statements
This communication contains forward-looking statements. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against NMHC or SXC and others following announcement of the merger agreement; (3) the inability to complete the Offer or the merger due to the failure to satisfy the conditions to the Offer and the merger, including SXC’s receipt of financing, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the Offer or the merger; (5) the ability to recognize the benefits of the merger; (6) the actual terms of the financing obtained in connection with the Offer and the merger; (7) legislative, regulatory and economic developments; and (8) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond NMHC’s and SXC’s ability to control or predict. The companies can give no assurance that any of the transactions related to the Offer will be completed or that the conditions to the Offer and the merger will be satisfied. The companies undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. The companies are not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

EVENT:	SXC HEALTH SOLUTIONS CORP.
CONFERENCE CALL
TIME:	08H30 E.T.
REFERENCE:	SXC HEALTH SOLUTIONS INC.-CC-022608
LENGTH:	APPROXIMATELY 60 MINUTES
DATE:	FEBRUARY 26, 2008
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

     OPERATOR: Good morning, ladies and gentlemen. Welcome to the SXC Health Solutions conference call announcing the acquisition of National Medical Health Card. Please be advised that this conference call is being recorded. I would like to turn the meeting over to Mr. Dave Mason, at SXC. Please go ahead, Mr. Mason.
     DAVE MASON (Investor relations, SXC Health Solutions Corp.): Good morning, everyone, and thank you for joining us on today’s call. This morning, SXC and National Medical Health Card Systems or NMHC, issued a joint press release announcing a definitive agreement for SCX to acquire NMHC. If you wish to follow the PowerPoint slides we developed for the transaction, you can find the slides by accessing the webcast at www.scx.com or www.newswire.ca.
     On today’s call are Gordon Glenn, chairman and CEO of SCX; Tom Erickson, Chairman and CEO of NMHC; Jeff Park, CFO of SXC; and Mark Thierer, President and COO of SXC.
     I will quickly read some important information regarding the transaction as well as language regarding forward-looking statements, after which time I will turn the call over to Gordon for his opening remarks.
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

     This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. The exchange offer has not yet commenced. SXC Health Solutions Corp. and Comet Merger Corporation intend to file a tender offer statement on Schedule TO and a Registration Statement on Form S-4, or F-4 as applicable, with the SEC and National Medical Health Card Systems, Inc. intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Exchange Offer.
     Before making any decision with respect to the exchange offer, investors and security holders are urged to read these documents and other relevant materials when they become available because they will contain important information.
     Investors and security holders can obtain copies of these materials and all other offer documents filed with the SEC when available, at no charge on the SEC’s website, www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to SXC Health Solutions Corp., 2441 Warrenville Road, Lisle, Illinois, 60532-3246, Attention: SXC Investor Relations or National Medical Health Card Systems Inc., 26 Harbor Park Drive, Port Washington, New York, 11050, Attention: Investor Relations Department.
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

     This communication contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been or may be instituted against NMHC or SXC and others following announcement of the merger agreement; the inability to complete the Exchange Offer or the merger due to the failure to satisfy the conditions to the Exchange Offer and the merger, including SXC’s receipt of financing, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required regulatory approvals; risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the Exchange Offer or the merger; the ability to recognize the benefits of the merger; the actual terms of the financing obtained in connection with the Exchange Offer and the merger; legislative, regulatory and economic developments; and other factors described in filings with the SEC.
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

     Many of the factors that will determine the outcome of the subject matter of this communication are beyond NMHC’s and SXC’s ability to control or predict. The companies can give no assurance that any of the transactions related to the Exchange Offer will be completed or that the conditions to the Exchange Offer and the merger will be satisfied.
     The companies undertake no obligation to revise or update any forward-looking statement or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
     I will now turn it over to Gordon Glenn, Chairman and CEO of SCX.
     GORDON GLENN (Chairman and Chief Executive Officer, SXC Health Solutions Corp.): Thanks, David, and good morning, everyone. Let me begin by saying that I couldn’t be more pleased to announce this transaction today as it is one that we have been pursuing for quite some time and more importantly, it’s one that features a unique fit between our respective products, services, expertise and customers. NMHC has been a customer of ours since 2005 and we have a lot of respect for their capabilities, expertise, and their management team.
     We are confident that both SXC and NMHC employees and shareholders will be pleased with the new opportunities that the combined
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

company offers and we are especially excited about the opportunities this offers us to better serve our customers. This combination will give us a broader, more competitive set of technical contracting and clinical services to offer all of our existing customers and those that are interested in our claims processing technology only to those who seek our full-serve pharmacy benefits management approach.
     Historically acquisitions have been a part of SXC’s strategy to grow the business and we have spent the last several years identifying and conducting due diligence on a number of potential targets. For some time, we have competed with private equity in terms of completing transactions, but with recent developments in the debt market we’ve seen a window of opportunity widen.
     Generally speaking, our acquisition criterion has been as follows:
     1) complementary and strategic new offerings and our market with cross-sell opportunities; 2) a strong recurring revenue base; 3) 5 to 20 million in EBITDA; and 4) accretive to EPS within four quarters.
     We’ve said that we are primarily seeking payer focused healthcare services organizations such as niche commercial PBMs with a regional or specific customer focus; other utilization or care management organisations offering cross-sell opportunities to our current customers;
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

and companies with complementary products and services in the public sector arena, primarily related to state medicates and pharmacy spend management.
     I am pleased to say that this acquisition if NMHC has fit beautifully with the criteria that we’ve laid out with the addition of 300 new customers and 2.3 million lives under management. Coupled with NMHC’s established mail order and specialty pharmacy operations, this acquisition expands the capabilities of our full service PBM offering and it’s complementary to our traditional software license and APS businesses as well.
     Our goal is to establish SXC as the leader in pharmacy spend management serving a broad customer base of healthcare plan sponsors, intermediaries and providers and this transaction is an essential step in that strategic direction.
     Together, the combined company will have a unique mix of assets including the leading information technology for the complete management of pharmacy benefits, broad clinical expertise including plan designs, formulary management, patient intervention and analytic, scale of operations to increase our clout within the supply chain, a modern mail
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

order facility for home delivery of medications and a strong specialty pharmacy offering with therapy management programs.
     With this combination, we’ll be serving over 350 customers comprised of virtually every type of healthcare pay organisation including health plans, both regional, national and Blue Cross Blue Shield plans, Medicare Part D, including plans for retiree subsidies, both managed and fee-for-service state Medicaid plans, long-term care facilities and institutional pharmacies that serve them, Taft-Hartley, our union sponsored plans, worker compensation plans, third party administrators, the TPAs that are primarily serving the middle market employers, and self-insured larger employers.
     The rationale for this transaction has several components. It supports our objective to establish SCX as the strategic solution for pharmacy spend management, regardless of the level of contracting support customers desire.
     It expands the scale and capabilities of our current full-service PBM offering called informedRx. It complements our traditional software licence and ASP business which remains a very important focus of SCX. It enhances the diversification of our customers and the transaction also
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

adds over two dozen valuable relationships with industry consultants and brokers, an important audience for SXC.
     The combination also offers significant revenue and cost synergies that Jeff Park will elaborate on in a moment. The combination of SXC and NMHC will create a very unique company in that it brings together the highly complementary capabilities of SXC’s PBM technology expertise and NMHC’s leadership and traditional PBM services.
     We will maintain our legacy software licence and ASP processing businesses while continuing to enhance the capability and competitive of our full service PBM group and informedRx for customers that need a more comprehensive à la carte PBM solution.
     We will add significant scale to informedRx by adding NMHC’s 2.3 million lives to our existing 1.5 million lives. This will drive economies of scale and should enable us to negotiate better deals from manufacturers and pharmacy chains and improve the competitiveness and profitability of our transparent offerings.
     Taking into account the two companies’ most recent 12-month reporting periods, the combined company will have generated more than 700 million in revenue. Jeff will discuss how revenue will be reported after we close the transaction. Our headquarters will remain in Lisle, Illinois, and
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

combined initially we will have 14 offices throughout the U.S. and Canada and approximately 880 employees.
     In terms of ongoing management of the business, our main chairman and CEO of the combined company, Mark Thierer, will be President and COO. Jeff will continue as SVP of Finance and CFO and we plan to operate NMHC has a wholly-owned subsidiary of SXC Health Solutions Inc. and rename that company, informedRx. Greg Buscetto, our current SVP and General Manager, informedRx, will have responsibility for the combined PBM services company.
     Finally, the board will be comprised of all eight of SXC’s existing board members.
     The SCX strategy and value proposition is to position ourselves as a strategic solution for pharmacy spend management offering customers the tools, technology and portfolio solutions to effectively manage pharmaceutical costs while providing patients and health plan members better and more effective healthcare.
     The chart on slide 8 provides some visual support to how we view our addressable market and offer our value proposition. On the far less is our RXClaim suite of software products which centres on our flagship adjudication engine, which is the core technology that drives our business
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

and all the way to the right is our full service comprehensive PBM offering, informedRx including NMHC.
     If you’re a sophisticated health plan, large or small, you might be considering taking back control of your pharmacy benefits from your current PBM and you need to determine which functions that you would like to perform with your own staff, and which you would like to outsource.
     If you have the in-house clinical expertise and size to develop and maintain competitive supply chain contracts, then you might only want claims processing and related software services which SXC can offer on either a license or ASP contract basis.
     However should you feel that you need to contract for additional services, such as rebates, policy networks, benefit plan designs, member call centres, clinical programs, etc., then SXC can provide you with the à la carte services that you need.
     Similarly, for our PBM customers, we offer the same mix of technology and outsourcing services where they think of us as the “intel inside” of their claims processing operations. We believe that we are the only company in our marketplace who can and will offer such a range of products and services including the ability to licence our technology and run it in house. This is a very unique and powerful discriminator.
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

     In the government marketplace, such as Medicaid, fee for service plans, the states require a unique mix of information technology and pharmacy benefit management services offered on a fully transparent basis. Again, this market fits exactly into our business model and value proposition. The largest PBMs aren’t as prevalent in this market in that Medicaid requires unique capabilities such as interfaces with various MMIS systems that are resident in each state and there is no mail service opportunity.
     If you examine the long-term care industry, including institutional pharmacies and nursing home facilities, you will find another market where advanced technology and clinical expertise is needed to effectively manage the revenue cycle including billing facilities properly and ensuring proper payments for Medicare Part D provider. Again, SXC has a unique and tailorable set of technologies and services to meet this market need.
     And lastly, we move to our full service informedRx offering for the acquisition of NMHC greatly enhances our ability to offer managed care plans, employers union, TPAs with comprehensive clinical and utilisation management strategies in a more turnkey way.
     This acquisition will allow us to fill out our service offerings to these target markets, negotiate more competitive supply chain contracts which
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

can provide us with both mail order and specialty drug distribution capabilities which we can leverage to help customers in all markets reduce their pharmacy spend.
     Currently, one out of four or five pharmacy claims in the U.S. is processed by SXC software technology directly or through our licensed customers. Our goal is to capture an even greater share of this growing market.
     As mentioned, this combination is very complementary from a customer and services perspective. We believe we will now be in a position to offer the broadest range of services to the payer market.
     NMHC adds mail order and specialty pharmaceuticals which SXC has never had. NMHC strengthens SXC’s traditional PBM services and clinical management offerings while SXC adds strength to the combined organization with its technology platform transaction processing and à la carte PBM services.
     The combination really diversifies our client mix. The addition of NMHC launches us much further into the union marketplace and accelerates our presence into the third-party administrator, or TPA market. As you can see by the pie chart on the right, our client mix as a combined company would be well balanced among the following key groups. Health
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

plans, mid-market PBMs, governments, unions, TPAs and employers. Other in this chart includes pharmacy practice management systems and related services as well as PBM services for workers comp and retiree drug subsidy plans.
     I’d now like to ask Tom Erickson, the Chairman and interim CEO of NMHC, to offer his perspective on the combination. Tom?
     TOM ERICKSON (Chairman and interim CEO of NMHC): Thank you, Stoney, and hello, everyone. NMHC believes that our stockholders and employees will be pleased with the new opportunities the combined companies offer. We believe that our strength in providing a full service suite of PBM offerings will blend well with SXC’s leadership and PBM information technology.
     We are looking forward to partnering with SXC to leverage its technical and market expertise to continue to strengthen and grow our own business. And we are especially excited about the opportunity this combination offers us to better serve our customers. The combination enhances our capabilities with advance technology, new clinical programs and expanded customer service organizations and increased financial flexibility.
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

     Levering SXC’s technology furthermore will enable us to provide our customers with better execution, more sophisticated reporting and expanded capabilities in areas such as Medicare Part D.
     We also believe our strong PBM skill sets and culture will merge well with SXC’s informedRx offering, helping us move forward with SXC to offer a compelling and competitively differentiated market offering.
     So at this point, I’d like to turn the call back over to Stoney.
     GORDON GLENN: Thanks, Tom. At this point, I’ll turn it over to our CFO, Jeff Park, to take a closer look at the terms of the transaction and the financial implications. Jeff?
     JEFF PARK (SVP Finance and Chief Financial Officer, SXC Health Solutions Corp.): Thanks, Gordon, and welcome, everyone, to the call. As Gordon stated, we are very excited about this transaction with NMHC. I’d like to take a quick look at some of the financial highlights of the acquisition. The transaction is valued at approximately 143 million, or approximately $11 per each of the 12.9 million preferred or common shares outstanding at NMHC. For NMHC’s shareholders, this represents a premium of approximately 13 per cent using the 20-day average close price of SXC and NMHC’s shares.
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

     We are paying for the company using consideration components of approximately 70 per cent cash and 30 per cent stock and we expect the closing to occur in the second quarter of 2008. This translates into $7.70 of cash and 0.217 of an SXC common share for each common share of NMHC on an as-converted basis. This exchange ratio is fixed and will not fluctuate based on changes in the market price of either stock.
     Approximately 2.9 million shares of SXC common stock will be issued and post deal, there will be 24 million basic shares outstanding. Forty-eight million of the purchase price will be financed through a term loan from a syndicate led by GE Healthcare Financial Services.
     SXC has identified synergy opportunities in operating expenses, revenue and capital expenditures. In particular, we have identified cost savings and revenue opportunities of 6 to 8 million in the first 12 months after closing. We expect approximately 12 to 14 million or more in year two post-closing and beyond.
     These cost synergies are largely due to combined economies of scale and technology and support infrastructure in addition to leveraging call centres, executive resources, public company costs and facilities.
     We also expect revenue synergy opportunities in our combined network and rebate operations which if realized will help both SCX and our
“Though CNW Group has used commercially reasonable efforts to produce this transcript, it does not represent or warrant that this transcript is error-free. CNW Group will not be responsible for any direct, indirect, incidental, special, consequential, loss of profits or other damages or liabilities which may arise out of or result from any use made of this transcript or any error contained therein.”
« Bien que Groupe CNW ait fait tous les efforts possibles pour produire cet audioscript, la société ne peut affirmer ou garantir qu’il ne contient aucune erreur. Groupe CNW ne peut être tenue responsable de pertes ou profits, responsabilités ou dommages causés par ou découlant directement, indirectement, accidentellement ou corrélativement à l’utilisation de ce texte ou toute erreur qu’il c ontiendrait. »

combined customers to be more effective at managing their pharmacy spend. We are also excited about our ability to address the cross-selling opportunities with clinical programs, specialty pharmacy and mail service pharmacy.
     Even after closing the transaction, SXC will have a strong balance sheet with approximately 24 million in unrestricted cash and 48 million in long-term debt related to the transaction. In addition do diversifying our customer base, this transaction will also diversify revenue by service segment. As you can see by the graphs, the transaction will substantially increase our PBM business and that 44 per cent of total net revenues it will become our largest net revenue segment with transaction processing at 29 per cent, not too far behind.
     Professional services, maintenance, and system sales would account for 9 per cent, 8 per cent and 6 per cent of total net revenue respectively. We are using net revenue as it provides the best apples-to-apples comparison of the two companies’ revenue streams. NMHC’s GAAP revenue figures like all PBMs include the gross retail cost of the prescription drugs. Relative to SXC, this has the effect of generating a large revenue number with lower gross margin as a percentage of revenues.
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     You can see the effect this has on the slide. For the trailing 12 months ended September 30th, 2007 SXC reported 91.6 million in revenue, while NMHC’s trailing 12 months ended December 31st, 2007 reported 625 million. However, SXC’s gross profit was 53.9 million, or 59 per cent compared to 83 million, or 13 per cent for NMHC.
     For the same period SXC’s earnings before interest, taxes, depreciation and amortization, or EBITDA, was 17.7 million, or 19 per cent compared to 2.6 million or 0.4 per cent for NMHC. It is important to note that NMHC’s EBITDA from its most recently reported quarter was 2.3 million or 11 per cent of their net revenues or gross profit.
     Adjusting for stock compensation charges, SXC’s trailing 12-month adjusted EBITDA would be 20.6 million, whereas NMHC’s most recent quarter reported an adjusted EBITDA of 2.9 million, or 11.6 million annualized, representing 14 per cent of its net revenue or gross profit.
     Using a proxy of $11 per share purchase price for NMHC, which would be using the 20-day average of SXC stock to value the share consideration component of the offer, the purchase price would represent 12.4 times the most recently reported run-rate adjusted EBITDA for NMHC.
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     When reviewing or analyzing the transaction value and interpreting NMHC’s EPS, it is important to note that NMHC has approximately 13 million shares outstanding on a fully diluted basis, when taking into account their convertible preferred shares. The common shares of NMHC represent approximately 5.5 million shares. As such NMHC reports their EPS on a non-diluted basis.
     We believe that we can derive both expense and revenue synergies such that we can propel both the top-line and the operating margins for the combined company. With an expected closing in Q2 of this year, we expect the transaction to be accretive to GAAP earnings per share in fiscal 2009.
     Now I’d like to turn the call over to our President and COO, Mark Thierer, for a summary of our outlook for the combined company. Mark?
     MARK THIERER (President and Chief Operating Officer, SXC Health Solutions Corp.): Okay, thank you, Jeff, and good morning, everyone.
     I am very excited about the addition of NMHC to SXC’s growth platform. As Gordon mentioned, we believe this acquisition fills out a very important part of our strategic footprint and uniquely positions us as the strategic solution for pharmacy spend management.
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     In terms of key growth objectives, we have long professed a simple model. First, we grow our business by increasing transaction volumes, and we do that by adding new customers, helping our existing customers expand their base, and through organic market growth.
     Second, we grow our business by increasing the price per transaction. We do this by selling additional PBM services to new and existing customers, offering them the flexibility to purchase those services on an à la carte or a full service basis.
     And now, with the acquisition of NMHC, we can offer a third growth engine, the pull-through of mail order and specialty pharmacy throughout our client base. We view this as a very important growth driver.
     Our strategies are driven by our desire to pursue opportunities where our unique portfolio of solutions fit hand-in-glove with emerging market needs. The acquisition gives us what we believe is the industry’s broadest product/service suite, along with the capability to deliver those services to a wide range of market players who play a role in managing or delivering a prescription drug benefit. To be specific, our growth strategies are as follows:
     First, sell our newly expanded InformedRx solution, increasing our penetration of full-service PBM offerings to the self-insured employer
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market, unions and governments. Also, aggressively position this offering, InformedRx, as the solution of choice to small, to medium sized health plans.
     Second, target large public sector fee-for-service opportunities including state Medicaid fee-for-service plans and federal and provincial plans. As I have said before, we really like this market. It sets up very well for our technology-enabled offerings and our transparent business model.
     Third, aggressively pursue large health plan claims processing technology upgrades, and there are a number of large, very active opportunities we are looking at as we speak.
     And finally, sell our Resident Care Management offering through the LTC, or long-term care and institutional pharmacy market. Again, we feel SXC has a first mover advantage in this space and we intend to grow our footprint there.
     So in summary, we are very excited about this transaction and the growth potential it creates for our business. We believe that by bringing these two companies together, we can accelerate our efforts to establish SXC as the leader in pharmacy spend management across the healthcare continuum. The transaction will help us deliver highly complementary capabilities across our service offering.
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     We’ll have a truly unique set of offerings, which will range from licensed technology platforms to full PBM services. And from a financial perspective, this transaction brings significant, identifiable cost and revenue synergies, and the combined company will have a very strong balance sheet.
     Lastly, I would like... I would stack this management team that we have assembled up against anybody in the industry. Here at SXC, we’ve added a number of industry leaders to our ranks and through the due diligence process, it’s become clear to me that we are adding some exceptional PBM leadership talent across functions from the NMHC team and we are very much looking forward to working with them.
     I’d like to conclude by reiterating that we believe we have the right business model, the right team and the right set of products and services to deliver on our mission of growth and profitability. We feel confident this transaction will help us to execute on our strategies, achieve our growth objectives and enhance shareholder value.
     Please note that we will be posting the following material to our website later this morning – today’s press release, the conference call slides, a transaction fact sheet, shareholder Q&A, and when available this
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afternoon, the actual conference call transcript. And these documents will be available at www.sxc.com.
     I’d like to thank you all for participating on today’s call and at this point I’d like to open the call to any questions. Operator?
     OPERATOR: Thank you. Ladies and gentlemen, we will now conduct the question-and-answer session. If you have a question, please press the * followed by the 1 on your touchtone phone. You will hear a tone acknowledging your request and your questions will be polled in the order they are received. Please ensure you lift the handset if you are using a speakerphone before pressing any keys. One moment, please, for your first question.
     Your first question comes from David MacDonald, from SunTrust. Please go ahead.
     DAVID MACDONALD: Good morning, guys. A couple of questions. First of all, can you guys talk a little bit more about the systems and the opportunity to knock some costs out of the NMHC side? I know that had been an issue historically. Can you give us a sense of the timing of how long after the deal closes you would expect before you’re on one platform? And then I had a handful of follow ups.
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     GORDON GLENN: Okay, David, certainly getting all of NMHC’s claims processing and IT infrastructure support over to the SXC platform is really job one and as you know, we’ve been supporting them in that effort to date. We would estimate that we’re roughly a third to a half completed, depending on how you count it. But we would think within three to four quarters at the most, we should be moved over to their platform and gain a lot of synergies relative to not having two systems to run and two sets of software to maintain, as well as multiple interfaces for call centres, etc.
     So that’s certainly a big part of the estimated cost synergies that we’re looking at and that’s really going to be the big priority for us.
     DAVID MACDONALD: And then, Stoney, can you talk a little bit about some of the things the NMHC property brings to the table, mail and specialty, and any more granularity on the cross-selling opportunity there or how much, you know, of those businesses you’re currently outsourcing? And then also, you know, they’ve also got very strong clinical programs which you know I think certainly helps. Can you talk a little bit about what you think that brings to the table?
     GORDON GLENN: Well, as we’ve often said, we have worked very hard over the last three to four years now and kind of bootstrapping and building our PBM services offering from scratch and I think overall, we’ve
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done a great job. We’ve brought on some good people and put some good programs in place.
     But in a lot of respects, we didn’t have the scale we needed to compete with some of the larger players. We didn’t have mail-in specialty. Sometimes it works to outsource that to partners. Other times, you really need to have that in house to be able to compete effectively.
     And again, today we’re processing claims for almost 20 million lives and there are certainly opportunities. All those players need mail in specialty. They either have their own facilities and in rare cases that they have other partners and if we can offer them a diversified and cost-effective solution, we think we can start to cross-sell that capability. So that should be a big part of our focus going forward as well.
     DAVID MACDONALD: Okay, and then Jeff, I apologize, I missed the numbers in terms of the other divisions of what percentage of revenues. I heard 9 per cent, 8 per cent and 6 per cent but I don’t know which one is which. Can you just run through those for me again?
     JEFF PARK: Yes, absolutely, Dave. The PBM business, which would represent roughly 44 per cent of total net revenues; transaction processing would be roughly 29 per cent; and then I mentioned
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professional services at 9 per cent; maintenance at 8 per cent; and system sales at 6 per cent of net revenues.
     DAVID MACDONALD: Okay, thank you very much.
     JEFF PARK: You’re welcome.
     OPERATOR: Your next question comes from Paul Steep, from Scotia Capital. Please go ahead.
     PAUL STEEP: Yes, good morning. Jeff, maybe you could talk just a little bit more about these synergies. It sort of lost us there, partway through, you talked a lot about... I guess I just want to get a sense of what’s the split and what’s the assumption roughly between costs and revenue synergies. You talked mainly a lot about cost synergies and the comments and then a little on revenue at the end, so I’m just, you know, is the 6 to 8 all costs or what’s the split look like? At least in year one and then year two?
     JEFF PARK: Yes, thanks, Paul. What we’re talking about is between 6 to 8 million of synergies in the first 12 months and 12 to 14 million of synergies over the next 24 months and beyond. And as you mentioned, we are expecting to derive synergies really from two areas. One from the cost opportunities that I did outline. And then from a revenue perspective, first of all, Stoney was just indicating some of the
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opportunities to upsell both mail and specialty into our existing client base. As well as the ability to generate improved profitability from consolidating the number of lines that NMHC with the informedRx lines we have at SXC. We’re not breaking out the distinction between the two at this point though, Paul.
     PAUL STEEP: Okay, well then... I guess I’m just looking to try to figure out what the core assumptions are to get, you know, that you sort of used in building up your synergy numbers to get us there. Maybe that’s another way to go at this.
     GORDON GLENN: I would say, Paul, there’s not a lot of estimating at this point of what the revenue synergies would be. We know there’s significant, the cost synergies are a lot easier to identify and those... that’s the majority of what we talked about.
     PAUL STEEP: Okay, good, that helps. Just the other half of this, I know there was a fair bit of customer concentration. What’s sort of the status in terms of approaching the major customers of NMHC? I know State OI and Boston Medical look like they made up, you know, about a third of the business, not quite. What’s the plan there?
     GORDON GLENN: Mark, I know you’ve talked to, well, all those folks.
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     MARK THIERER: I have. I’ve had a chance to talk to the bulk of the top 20 clients and NMHC has done a very nice job securing a high level of customer satisfaction and so my self and Greg Buscetto have already got plans to dispatch ourselves and go meet with these clients, but at this point, we feel very good about the footprint that’s out there and the level of satisfaction that the account management team under Mary Ellen Mitchell’s leadership has established with the customer base at NMHC.
     PAUL STEEP: What’s the... You know, I guess I know they had a couple big deals roll off two years ago that hit revenues pretty hard. Hawaii’s a new deal. Where are we sort of in terms of aging of the contracts to give you guys time to work through and bring people over to, you know, SXC?
     MARK THIERER: Hawaii was a contract, as you just indicated, just recently came live for NMHC, so it’s been recently contracted. They’re operating on our claims platform currently.
     PAUL STEEP: Okay, perfect. I’ll pass it on. Thanks, guys.
     MARK THIERER: Thanks, Paul.
     OPERATOR: Your next question comes from Michael Baker, from Raymond James. Please go ahead.
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     MICHAEL BAKER: Thanks. I was wondering if you could give us a sense of what National Medical Health Cards approach has been on the mail side of the business more particularly generic margins? And now that that’s going to be a piece of your overall offering, what will be the likely approach of the combined entity, particularly in light of some of your peers now adjusting their generic strategy? I mean, some of your smaller peers?
     GORDON GLENN: Mark?
     MARK THIERER: Well, one of the things I like a lot about the mail order footprint at NMHC is that the penetration of mail service is under 10 per cent today and so we have a lot of room to run in terms of pulling that penetration up to industry standards which are double and triple that amount.
     And secondly, obviously as Stoney said, it gives us an opportunity with the informedRx clients to pull through our own client base into the NMHC mail centre. I’m not prepared to talk about the mail order margins or the generics at this point.
     MICHAEL BAKER: Okay, thanks.
     OPERATOR: Your next question comes from Glen Jamieson, from Macquarie Capital Markets. Please go ahead.
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     GLEN JAMIESON: Jeff, I had a question. In your press release, you talk about dilutive impact to 08 earnings and that excludes special items, but it includes expected cost savings. Can you walk me through in a little bit more detail about the math as to how you get there?
     JEFF PARK: Sure. What we’ve talked about is having this deal have a dilutive impact into 2008. We’ve given some information today that should help you with that math, Glen. If you look at the issuance of the stock, roughly 2.9 or 3 million shares, that would be roughly 15 per cent from a dilution perspective. If you look at the addition of the interest expense and interest income, as we bring on $48 million of interest expense, obviously the interest impact of that’s going to be roughly $4 million or so to $5 million annually with the added benefit of losing some of the interest income on our balance sheet.
     Talk about what the... If you look at NMHC’s previous quarter, and we’ve given some view around what that would be as far as additions to our EBITDA and this layering on top of that the synergy assumptions as I’ve outlined, 6 to 8 million in the first 12 months and 12 to 14 million in the next 24 should help you with getting to some range around what a 2008 dilution impact may be.
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     As I mentioned earlier on the call, Glen, the timing of the transaction certainly is going to be dependent on what our impacts for 2008 will be and we currently expect this deal to be closed some time in Q2, but it could obviously extend a little past that. And so that impacts our ability to give you better clarity on the 2008 outlook.
     GLEN JAMIESON: Right, okay. And so that EBITDA number that you highlighted to us in your earlier comment, that’s a reasonable number as a run rate to look at adding to our 08 forecast for SXC?
     JEFF PARK: Well, unfortunately Glen, NMHC has not given any 2008 guidance. There’s nothing publicly available for NMHC and it wouldn’t be possible for us to be giving that kind of specific information at the time.
     GLEN JAMIESON: Okay, and will you provide an outlook for the combined company when you have your conference call in a few days’ time? Is that your plans?
     JEFF PARK: No. The plan would be to talk about the SXC business and not really talk about a combined organization at this point. It’d be a little presumptuous until we’re complete with the transaction.
     GLEN JAMIESON: Okay, great. Thank you.
     JEFF PARK: You’re welcome.
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     OPERATOR: Your next question comes from Corey Tobin from William Blair & Company. Please go ahead.
     JEREMY: Hi. Good morning, guys. It’s Jeremy for Corey. A couple of questions kind of unrelated. First, what are your contractual obligations to Walgreen’s in terms of mail order and how might that... what is the timeframe for shifting your mail order business over to the new platform?
     JEFF PARK: We’ve enjoyed a very strong relationship with Walgreen’s beyond mail order. It includes specialty pharmacy and it also includes obviously a network provider agreement. We expect that relationship to go forward and there is no contractual obligation for us in terms of mail order volume, minimum commit levels or anything of the such.
     JEREMY: Okay, great. And in terms of your balance sheet, I know we’ve seen a few companies talk about auction rate securities. I know that could potentially complicate a deal of this nature. Do you have any material position in these secure... such securities or...?
     JEFF PARK: No, Jeremy.
     JEREMY: Okay, great. And in terms of, I don’t know if you’ve hit this and I missed it, but what is the revenue contribution that was on your P&L from NMCH and was presumably was in transaction processing line?
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And where would... I mean, what is I guess the potential shift out that will go to their business, I guess?
     JEFF PARK: Right. NMHC’s been a customer of ours since 2005. They’re a licensed client of ours, so they don’t provide... we don’t provide them transaction processing on a per-click basis. It’s maintenance and professional services and they’ve been less than 1 per cent of our gross revenues.
     JEREMY: Okay, great. And lastly, this is I guess more of a thought question but in terms of... what is the expected feedback you are thinking about from your customers, your bigger customers as you kind of make a bigger, kind of more bold splash into the PBM business? I know you’ve been doing that for some time but do you anticipate... what are you guys thinking about in terms of some of the other large customers you have?
     GORDON GLENN: Well, you know, as we’ve said, the number one thing we’re going to do is communicate with these customers and we’ve already set up calls to do that and have follow-up meetings and you know, there will probably be a little more competitive in the marketplace. But in reality, there’s not a lot of cross competitiveness that we have today with our customer base, at least our larger customers.
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     We’ll just have to continue to work through that. Again, we believe by being up front with our customers that are potential competitors, more importantly continuing to give this great service at a great value, that we should be able to, you know, be their ASP provider of choice and continue on with a good relationship with them.
     JEREMY: Okay, thank you.
     OPERATOR: Your next question comes from Blair Abernethy from Thomas Weisel. Please go ahead.
     BLAIR ABERNATHY: Hi. A couple of things. Jeff, just back on your prepared remarks, in talking about the December quarter for National Medical, their reported EBITDA was around 2.3 million, is that right?
     MARK THIERER: That’s right.
     BLAIR ABERNATHY: So in your comments you annualised that, right?
     MARK THIERER: Yes, what I talked about in my comments were a few factors. Their EBITDA before stock comp charges would be roughly 2.9 million and annualizing that was multiplying that number by four, 11.5 million.
     BLAIR ABERNATHY: Okay, so 2.3 includes stock comps of 2.9, was EBITDA without comp. So you’re looking at sort of 10ish million kind
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of run rate. And then you’re going to layer in your cost synergies for this year on top of that. How fast do you think some of this six to eight, the first year cost synergies can come in?
     MARK THIERER: We’re not giving that level of information out at this point in time, Blair. But obviously we’re expecting, as I said, within the first 12 months to realize 6 to 8 million. I think many of the costs can come from some of the reductions of the duplicate of public company costs as well as leveraging some of the executive talent and so we expect to be able to see some of those synergies early on.
     And then as Gordon had outlined, the transition of the claims platform from their PHI system onto SXC’s platform is going to be a core piece of realizing the majority of the savings moving forward.
     GORDON GLENN: There’s also quite a bit of consulting-type expense that NMHC has been experiencing, mostly due to you know, looking forward at how they’re going to run their business and things related somewhat to this deal. So that would go away as well.
     BLAIR ABERNATHY: Okay, so basically, you know, if you take the low end, saying, you know, 10ish million run rate, add six. So you’re looking at adding close to 16 million in EBITDA for... so, which is, you
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know, 50 plus per cent EBITDA gain on a 15-per-cent dilution. Is that... am I looking at that the right way? Sorry, 15 per cent share dilution.
     MARK THIERER: Yes, there’s a 15 per cent share dilution.
     BLAIR ABERNATHY: Yes. But a greater than 50 per cent EBITDA boost.
     MARK THIERER: Blair, unfortunately I can’t give you any forward-looking information at this time.
     BLAIR ABERNATHY: Okay, fair enough. On the senior management side, what are you doing there on NMHC? Who’s sort of staying? Of the senior team, you know, how many are you keeping and how many are kind of going away?
     MARK THIERER: Well, I’ll tell you, this is one of the things that we actually came away with a very good feeling. Mary Ellen Mitchell, Mark Atkinson, Bob Cordella, the leadership team there, who are the functional leaders, are very strong. They’re journeymen in the industry and they will have a home with us.
     You know, Tom obviously is in an interim role and so from a functional leadership standpoint, it’s our expectation we’ll be keeping those guys and this is really why we made this acquisition. They have talent and they have a client base and capabilities that we need.
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     So you know, it’s early to be specific on the exact people and the numbers, but we like what we see.
     BLAIR ABERNATHY: Okay. And just on the customer base, do you have a split out for us of just how much if it is in the government sector, I guess it was local government, versus private payers or employer market as you guys would call it?
     MARK THIERER: Some of that information’s in the fact sheet that’s going to be... that is available, Blair, with respect to the mix of customer base.
     BLAIR ABERNATHY: Okay. I’ll look for that, then. And then just what about maturity profile? Can you give us some sense of contract maturity profile? Are there any government contracts that are in there that are, you know, longer term? Like some of the ones you guys have done the last couple of years have been, you know, five, seven years.
     MARK THIERER: Their government contracts... their government contracts are certainly different than our government contracts because we’re providing really a different level of support. State of Hawaii is one of their larger clients as well as one of their larger government contracts. And that’s more of a standard sort of commercial deal.
     GORDON GLENN: As is the employees for Arkansas.
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     BLAIR ABERNATHY: Okay. Okay, great. Thanks, guys.
     GORDON GLENN: Thank you.
     OPERATOR: Your next question comes from Scott Mitteoman, from Jefferies & Asset Management. Please go ahead.
     SCOTT MITTEOMAN: Hi. Good morning. You said that you’re doing a tender. Are there any states or national regulatory approvals you’re afraid will delay the tender timing and force you to a full merger?
     MARK THIERER: No, not at this time. We don’t anticipate any difficulties in any of the states.
     SCOTT MITTEOMAN: Does the department of Health and Human Services need to approve the deal?
     MARK THIERER: I don’t believe we’ve expected to have any delays with respect to either Hark(?), Scott or any regulatories.
     SCOTT MITTEOMAN: Wonderful. And did the preferreds... are they being converted or do they get to vote as a separate class? How does that work?
     MARK THIERER: All the shares are being tendered on an as-if converted basis, which means that each of the commons and the preferred shares are voting as a collective. So there’s no distinction between preferred shares and common shares.
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     SCOTT MITTEOMAN: And regarding the financing, is there any revenue or EBITDA tests or any other contingencies that allow GE to pull the financing?
     MARK THIERER: They have certain customary closing conditions, if that’s your question, with respect to targets and objectives. Those will be outlined in the financing documents that will be publicly available.
     SCOTT MITTEOMAN: Great. Thanks very much.
     MARK THIERER: You’re welcome.
     OPERATOR: Your next question comes from Alex Grassino, from Laurentian Bank Securities. Please go ahead.
     ALEX GRASSINO: Good morning, gentlemen. I was just wondering if you could give me a little bit more colour on what sort of employee breakdown is for NMHC?
     MARK THIERER: Sure. They’ve got roughly 440 employees, which is similar in size to SXC. I would say on a general basis, obviously our organization has significantly more technical and technology-centric resources as a percentage than theirs –– than NMHC would.
     NMHC’s operations, including its PBM services, its network operations, its call centres, prior authorizations, clinical, mail and specialty, certainly makes up the lion’s share of NMHC’s employee base.
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     ALEX GRASSINO: Okay, and for sort of mid to senior-level management, do you have any more detail on that or is that not available at this time?
     MARK THIERER: Unfortunately it’s not available at this time, Alex.
     ALEX GRASSINO: All right, thank you.
     OPERATOR: Your next question comes from Michael Minchak, from JP Morgan. Please go ahead.
     MICHAEL MINCHAK: Thanks. Most of my questions have been answered but just a couple more. Mark had talked about meeting with the bulk of NMHC’s top 20 customers. I know both companies have historically had very strong retention rates, but can you indicate whether your current synergy targets include any assumption around potential account losses?
     MARK THIERER: We anticipate to be able to maintain, as we reach out and touch all these customers, Michael, to be able to continue to retain a customer base. As you know, in any PBM, roughly a third of the assets, a third of the book of business are coming up for renewal every year. NMHC has been aggressive at re-contracting, as they’ve outlined on their previous calls, to re-contract with their customer base.
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     We’re anxious to get out and start to speak with the rest of their customers and insure that we can solidify the platform and the customer base.
     MICHAEL MINCHAK: Great. And then just in looking at the company going forward, can you give any colour in terms of what per cent of your combined PBM book is going to be based on the transparent fee-per-claim model versus the traditional PBM? And you know, do you have plans to sort of shift those customers to one model or the other over time?
     MARK THIERER: Well, the answer to that is we’re going to basically follow what our customers are asking for. So today, we are seeing on the high end, with our larger health plan opportunities, you know, exclusively transparent-type offerings and on the lower end, in the TPA and the smaller employer market, we’re seeing those clients, a good number of them continue to ask for traditional models.
     So it’s early to predict the mix, but what we like best about how we’re configured is that we can basically meet a unique customer’s requirement one by one.
     MICHAEL MINCHAK: Great. And then just one final thing. Is there a break-up fee associated with the transaction?
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     MARK THIERER: There is. Those will be in, again, the summary, the documents are going to be filed today so you’ll be able to go through and make your own assessment as to those. But, yes, there is.
     MICHAEL MINCHAK: Great. Thank you.
     OPERATOR: Your next question comes from Tom Liston, from Versant Partners. Please go ahead.
     TOM LISTON: Hi. Thank you and good morning. You’ve given us some good information on the cost side of the equation but obviously we’re trying to get a little bit of sense on the revenue side. Can we have Thomas walk through some of the natures of declines in recent quarters and give us at least some help on, you know, what type of deals, including Hawaii, etcetera, and how those will impact revenue going forward? In other words, are we starting to see a levelling off of revenue, at least, or do we continue to expect some declines in the foreseeable future due to a few issues? And describe what those... the nature of those declines?
     GORDON GLENN: I think that, you know, Jeff pointed out that they’ve done a very good job of re-contracting, particularly with their largest customers. There may be a little fall off in the current quarter but we believe that’s going to be supplemented by additional penetration of mail and specialty.
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     So we believe that things are very stable at this point and we’re looking to get together and start growing pretty rapidly.
     TOM LISTON: So if we take Q2 as a run rate, we might see a bit of dip on that and then you assume that things will flatten out after that and then eventually grow?
     GORDON GLENN: I think we’re more talking there might be a dip initially in the revenue. Maybe not so much in gross profit if we can continue to work with them and drive mail and specialty the way they’ve done over the last year or two.
     TOM LISTON: Okay, and can we just talk about the recent decreasing volumes? Were they a handful of reasonable-sized customers or was it a bit more across the board or small customers? Can we just talk about the nature of the recent decline?
     GORDON GLENN: Mark, do want to...?
     MARK THIERER: They’ve had, as you can tell from some of the information that they’ve made publicly available, most notably they had a loss with one of their larger clients in the past called MVP and then more recently Cal Optima. As those businesses have come out of their run rate, you can see that the impact on their... when you look at their total
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revenues, you can see that impacting their Q3 and Q4 of their previous 2007 fiscal year,
     Q1, for their 2008, they reported total revenues of 164.9 million and then Q2 of their 2008, which ended December, they reported 168.9. So as Gordon had outlined, relatively flattened out.
     TOM LISTON: Okay, thank you.
     MARK THIERER: You’re welcome.
     OPERATOR: Your next question comes from Robert Willoughby, from Bank of America Securities. Please go ahead.
     ROBERT WILLOUGHBY: Hi. I don’t know if you threw out any cash flow forecast for the combined entity but would you have one for SXCI on a standalone basis for the coming year, if there’s no pro forma one?
     MARK THIERER: Yes. Robert, we actually have a... our 2008... our 2007 results and 2008 guidance will be reported in March 6. So at this point, on this call, we’re not going to be giving any forward-looking information on either of the businesses.
     ROBERT WILLOUGHBY: All right. Is it possible to comment, any insight whatsoever you might have had as to the bidding process itself, was it extremely competitive or was it really only, you know, a couple of isolated bidders? How would you describe that?
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MARK THIERER: Well, unfortunately because of the type of transaction, you know, we’re not able to comment on the bidding process and the level of bids or if there was bids or other bids. But we feel we’ve been... we’ve worked hard to get this acquisition done in the context of a relatively frothy market of opportunities for people to look at. We feel we’re well positioned to make this acquisition work effectively for us.
     ROBERT WILLOUGHBY: I assume in any kind of documentation of the transaction, though, there’ll be some commentary as to the bidding process?
     MARK THIERER: Yes, there will be on the S4 documentation that’ll get filed. There’s an obligation to report the type of documentation that was available and the number of meetings of the boards. But with respect to the process undertaken by NMHC, we’ll leave that to them to discuss.
     ROBERT WILLOUGHBY: That’s great. Thank you.
     MARK THIERER: You’re welcome.
     OPERATOR: Your next question comes from Lawrence Rhee, from Blackmont Capital. Please go ahead.
     LAWRENCE RHEE: Hi, guys. Just very quickly, a lot of emphasis was put on what... your last quarter about focusing on the small to mid cap type of opportunities. How does NMHC acquisition kind of add to that
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strategy? Or does that kind of re-emphasize the opportunity at a large end of the market?
     MARK THIERER: No, actually... I’m sorry, Stoney. Go ahead.
     GORDON GLENN: No, I said Mark, you can address it.
     MARK THIERER: Yes, the footprint in the market that NMHC has really been successful in has been on the smaller end, smaller employer and small health plan market. And so for us, it accelerates assets we needed to compete better in that space, including mail specialty, a strong set of clinical programs and they have strong analytics as well, all things that we were building and developing here. So we think we’ve improved our hand significantly to compete in the market that we’re talking about in our last call.
     GORDON GLENN: Also, they have a pretty significantly network of brokers that they’ve put together over the last several years as well as benefits consultants; and again that’s an area that we’ve talked about that we were just getting into. That’s certainly a big push forward for us.
     LAWRENCE RHEE: Okay, great. Thanks, guys.
     OPERATOR: Your next question comes from Gabriel Leung from Paradigm Capital. Please go ahead. Mr. Leung, your line is now open for your question. Please go ahead.
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     GABRIEL LEUNG: Thanks. Just two questions. First, I think this was touched upon earlier in the call, but could you talk a little bit about the customer concentration over at National Medical? Any 10 per cent customers or maybe what the top five guys are contributing to total revenues?
     MARK THIERER: Sure. With respect to NMHC’s mix of customers, their book of business is basically 28 per cent union business, 19 per cent health plans, 15 per cent TPAs, 15 per cent government, 5 per cent employees, and then the rest is other: Part D, hospice, workers comp, etcetera. So they’re relatively well diversified.
     As you can see from the charts we’re put up in our webcast here, that with the combination of our business and their business, the diversification of a combined entity is going to be much, much broader than what either one of us enjoy at this point.
     GORDON GLENN: I don’t think they have any 10 per cent customers. There’s one perhaps, that’s on the border, that’s been recently re-contracted. The rest have, you know, dropped off pretty significantly.
     GABRIEL LEUNG: Okay. And secondly, it’s for you, Jeff. I know we touched upon this a couple of times on the call but in your press release, you did talk about the acquisition being dilutive in the first year. I
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presume you’re talking about GAAP EPS at this point, GAAP earnings for you guys. And if, I don’t know if you’ve done the work or not on this but, you know, assuming you take out amortization of intangible charges and various other onetime charges I assume you’ll be incurring from the transaction, do you think this acquisition could be closer to breakeven or possibly accretive in the first year?
     JEFF PARK: We’ve given the information just with respect to the 2008, is going to be given out for us in March 5th, but we expect it to be dilutive in the first 12 months and accretive in 2009. And like I said, if you look at the analysis I was outlining a little bit earlier for Corey, you can probably get some ideas around how to make those calculations work.
     GABRIEL LEUNG: Okay, thanks.
     JEFF PARK: And, yes, it’s GAAP we’re talking about.
     GABRIEL LEUNG: Okay, thank you.
     JEFF PARK: You’re welcome.
     OPERATOR: Gentlemen, there are no further questions at this time. Please continue.
     GORDON GLENN: Again, I appreciate everyone coming on the call today. We will be planning to meet with investors and analysts after our Q4 results are released, probably the week of March 10th. We’re planning
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     on going to a number of cities such as New York, Boston, Chicago, Toronto and Montreal. If you’d like a meeting, please contact either Susan Noonan in the U.S. or Dave Mason in Canada, whose contact information is on the press release.
     So we do look forward to speaking with you in the coming weeks and months and keeping you up to date with our continued growth and success.
     Again, we appreciate your support to date and appreciate it going forward. Thanks very much. Good day.
     OPERATOR: Ladies and gentlemen, this concludes the conference call for today. Thank you for participating. Please disconnect your lines.
****
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